Exhibit 3.1
AMENDED AND RESTATED BY-LAWS
OF
MOTORCAR PARTS OF AMERICA, INC.
(formerly known as Motorcar Parts & Accessories, Inc.)
AMENDED AND RESTATED AS OF AUGUST 18, 2010
ARTICLE I.
SHAREHOLDERS
     1.1 Time of Shareholder Meetings.
     The annual meeting of shareholders of the Company for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date and at such time and place as designated by the Board of Directors, or if no such designation is made, at 10:00 a.m. on the fifteenth (15th) day of the eleventh (11th) month following the close of the Company’s fiscal year (or if that is not a business day, then on the preceding business day at 10:00 a.m.).
     Special meetings of shareholders shall be held on the date fixed by the Board of Directors, Chairman of the Board or the President calling the special meeting of shareholders pursuant to Section 1.3.
     For the purposes of these By-Laws, “business day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are not required to be open.
     1.2 Place of Shareholder Meetings.
     Annual meetings and special meetings of shareholders shall be held at such place, within or without the State of New York, as the Board of Directors, or in the case of special meetings of shareholders, at such place as the Board of Directors or the Chairman of the Board or the President of the Company calling the special meeting of shareholders pursuant to Section 1.3, may from time to time fix, either by resolution or by inclusion in notice of meeting. In the event of a failure to fix such place, the meeting shall be held at the principal executive offices of the Company in Torrance, California.
     1.3 Calling of Shareholder Meetings.
     Annual meetings of shareholders will be called by the Board of Directors, by an officer instructed by the Board of Directors to call meetings or by the Chairman of the Board or President of the Company. Special meetings of shareholders may be called only by the Board of Directors, the Chairman of the Board or President of the Company.

     1.4 Notice of Shareholder Meetings, Waiver.
     The notice of all meetings shall be written or printed, shall state the place, date, and hour of the meeting, and in case of a special meeting of shareholders, shall indicate the purpose or purposes for which the meeting is called. A copy of the notice of all meetings shall be given, personally or by mail, not less than ten (10) days nor more than sixty (60) days before the date of the meeting, to each shareholder of record entitled to vote at such meeting, and, if mailed, it shall be directed to such shareholder at his record address or at such other address which he may have furnished in writing to the Secretary of the Company. If action is proposed to be taken that might entitle shareholders to payment for their shares, the notice shall include a statement of that purpose and to that effect. If a meeting is adjourned to another time or place, and, if any announcement of the adjourned time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment, fix a new record date for the adjourned meeting.
     Notice of any meeting need not be given to any shareholder who submits a signed waiver of notice before or after the meeting. The attendance of a shareholder at a meeting without protesting the lack of notice of such meeting prior to the conclusion of the meeting shall constitute a waiver of notice by him.
     1.5 Record Date for Shareholders.
     For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the distribution or allotment of any rights or evidences of interests arising out of any change, conversion, or exchange of capital stock, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. When a determination of shareholders of record entitled to notice of or to vote at any meeting has been made as provided in this Section 1.5, such determination shall apply to any adjournment thereof, unless the Board of Directors fix a new record date under this Section 1.5 for the adjourned meeting. Only shareholders of record on a record date fixed for determining shareholders entitled to receive payment of any dividend or the distribution or allotment of any rights or evidences of interests arising out of any change, conversion, or exchange of capital stock, shall be entitled to receive such dividend, rights or interests.
     1.6 Conduct of Meetings.
     Meetings of the shareholders shall be presided over by the Chairman of the Board, or in his absence, by the President, or in the President’s absence, by any Vice President as directed by the Chairman of the Board or the President. The chairman of the meeting shall determine all matters relating to the efficient conduct of the meeting, including, but not limited to, the items of business, as well as the maintenance of order and decorum. The chairman shall, if the facts warrant, determine and declare that any putative business was not properly brought before the meeting in accordance with the procedures prescribed by Sections 1.11 and 1.12 hereof, in which case such business shall not be transacted.
     The Secretary of the Company, or in his absence, any Assistant Secretary selected by the chairman of the meeting, shall act as secretary of the meeting.
     1.7 Proxy Representation.
     Every shareholder may authorize another person or persons to act for him by proxy in all matters in which a shareholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting or expressing consent or dissent without a meeting. Every proxy must be in writing and signed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by the New York Business Corporation Law.
     1.8 Quorum.
     The holders of record of a majority of the shares of stock issued and outstanding and entitled to vote thereat, present in person or by proxy, shall be requisite and shall constitute a quorum at each meeting of shareholders for the transaction of business, except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws; provided that, when any specified action is required to be voted upon by a class of stock voting as a class, the holders of a majority of the shares of such class shall be requisite and shall constitute a quorum for the transaction of such specified action. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders. The shareholders present may adjourn the meeting despite the absence of a quorum. At the meeting to which such adjourned meeting is reconvened, any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum.
     1.9 Voting.
     Each shareholder entitled to vote on any action proposed at a meeting of shareholders shall be entitled to one (1) vote in person or by proxy for each share of voting stock held of record by such shareholder, unless otherwise provided in the Certificate of Incorporation. Directors shall, except as otherwise required by law or by the Certificate of Incorporation, be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election. Any corporate action, other than the election of directors, to be taken by vote of shareholders shall, except as otherwise required by law or the Certificate of Incorporation, be authorized by a majority of the votes cast in favor of or against such action at a meeting of shareholders by the holders of shares entitled to vote thereon. Except as otherwise required by law, these By-Laws, the Certificate of Incorporation or other certificate filed pursuant to law, the chairman presiding at any meeting of shareholders may rule on questions of order or procedure coming before the meeting or submit such questions to the vote of the meeting, with each shareholder entitled to one (1) vote in person or by proxy for each share of voting stock held of record by such shareholder, which vote may at the direction of the chairman of the meeting be by ballot.

     1.10 Written Consent of Shareholders.
          (a) Any action required or permitted to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, (i) shall be signed by holders of record on the record date (established as provided below) of all of the outstanding shares of the Company entitled to vote thereon and (ii) shall be delivered to the Company at its registered office in the State of New York, at its principal place of business or to an officer or agent of the Company having custody of the minute books in which proceedings of meetings of shareholders are recorded. Delivery shall be made by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of the signature of each shareholder who signs the consent, and no written consent shall be effective to take corporate action unless, within sixty (60) days of the earliest dated valid consent delivered in the manner described in this Section 1.10, written consents from all holders to take such action are delivered to the Company in the manner described in this Section 1.10. Only shareholders of record on the record date shall be entitled to consent to corporate action in writing without a meeting.
          (b) Without qualification, any shareholder of record seeking to have the shareholders authorize or take any action by written consent shall first request in writing that the Board of Directors fix a record date for the purpose of determining the shareholders entitled to take such action, which request shall be in proper form and delivered to, or mailed and received by, the Secretary of the Company at the principal executive offices of the Company. Within ten (10) days after receipt of a request in proper form and otherwise in compliance with this Section 1.10(b) from any such shareholder, the Board of Directors may adopt a resolution fixing a record date for the purpose of determining the shareholders entitled to take such action, which date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no resolution fixing a record date has been adopted by the Board of Directors within such ten (10) day period after the date on which such a request is received, (i) the record date for determining shareholders entitled to consent to such action, when no prior action of the Board of Directors is required by applicable law, shall be the first date on which a valid signed written consent setting forth the action taken or proposed to be taken is delivered to the Company in the manner described in this Section 1.10, and (ii) the record date for determining shareholders entitled to consent to such action, when prior action by the Board of Directors is required by applicable law, shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.
          (c) To be in proper form for purposes of this Section 1.10, a request by a shareholder for the Board of Directors to fix a record date shall set forth:
               (i) As to each Soliciting Person (as defined below), the Shareholder Information (as defined in Section 1.11(c)(i), except that for purposes of this Section 1.10 the term “Soliciting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 1.11(c)(i));

               (ii) As to each Soliciting Person, any Disclosable Interests (as defined in Section 1.11(c)(ii), except that for purposes of this Section 1.10 the term “Soliciting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 1.11(c)(ii) and the disclosure in clause (L) of Section 1.11(c)(ii) shall be made with respect to the action or actions proposed to be taken by written consent);
               (iii) As to the action or actions proposed to be taken by written consent, (A) a reasonably brief description of the action or actions, the reasons for taking such action or actions and any material interest in such action or actions of each Soliciting Person, (B) the text of the resolutions or consent proposed to be acted upon by written consent of the shareholders, and (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Soliciting Persons and (y) between or among any Soliciting Person and any other person or entity (including their names) in connection with the request or such action or actions; and
               (iv) If directors are proposed to be elected by written consent, the Nominee Information for each person whom a Nominating Person (as defined below) proposes to elect as a director by written consent.
     For purposes of this Section 1.10, the term “Soliciting Person” shall mean (i) the shareholder making a request for the Board of Directors to fix a record date and proposing the action or actions to be taken by written consent, (ii) the beneficial owner or beneficial owners, if different, on whose behalf such request is made, (iii) any affiliate or associate of such shareholder or beneficial owner, and (iv) any other person with whom such shareholder or beneficial owner (or any of their respective affiliates or associates) is Acting in Concert) (as defined in Section 1.11(c)).
          (d) In connection with an action or actions proposed to be taken by written consent in accordance with this Section 1.10, the shareholder or shareholders seeking such action or actions shall further update and supplement the information previously provided to the Company in connection therewith, if necessary, so that the information provided or required to be provided pursuant to this Section 1.10 shall be true and correct as of the record date for determining the shareholders eligible to take such action and as of the date that is five (5) business days prior to the date the consent solicitation is commenced, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Company not later than five (5) business days after the record date for determining the shareholders eligible to take such action (in the case of the update and supplement required to be made as of the record date), and not later than three (3) business days prior to the date that the consent solicitation is commenced (in the case of the update and supplement required to be made as of five (5) business days prior to the commencement of the consent solicitation).
          (e) Notwithstanding anything in these By-Laws to the contrary, no action may be taken by the shareholders by written consent except in accordance with this Section 1.10. If the Board of Directors shall determine that any request to fix a record date or to take shareholder action by written consent was not properly made in accordance with this Section 1.10, or the shareholder or shareholders seeking to take such action do not otherwise comply with this Section 1.10, then the Board of Directors shall not be required to fix a record date and any such purported action by written consent shall be null and void to the fullest extent permitted by applicable law. In addition to the requirements of this Section 1.10 with respect to shareholders seeking to take an action by written consent, each Soliciting Person shall comply with all requirements of applicable law, including all requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), with respect to such action.
     1.11 Notice of Business to be Brought Before a Meeting.
          (a) At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) brought before the meeting by the Company and specified in the notice of meeting given by or at the direction of the Board of Directors, (ii) brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder who (A) was a shareholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the Company) both at the time of giving the notice provided for in this Section 1.11 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 1.11 as to such business. Except for proposals properly made in accordance with Rule 14a-8 under the Exchange Act, and included in the notice of meeting given by or at the direction of the Board of Directors, the foregoing clause (iii) shall be the exclusive means for a shareholder to propose business to be brought before an annual meeting of the shareholders. Except as otherwise provided for under New York Business Corporation Law, shareholders shall not be permitted to propose business to be brought before a special meeting of the shareholders, and the only matters that may be brought before a special meeting are the matters specified in the notice of meeting given by or at the direction of the person calling the meeting pursuant to Section 1.3. Shareholders seeking to nominate persons for election to the Board of Directors must comply with Section 1.12 and this Section 1.11 shall not be applicable to nominations except as expressly provided in Section 1.12.
          (b) Without qualification, for business to be properly brought before an annual meeting by a shareholder, the shareholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Company and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 1.11. To be timely, a shareholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Company not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the shareholder to be timely must be so delivered, or mailed and received, not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made (such notice within such time periods, “Timely Notice”). In no event shall any adjournment of an annual meeting or the announcement thereof commence a new time period for the giving of Timely Notice as described above.
          (c) To be in proper form for purposes of this Section 1.11, a shareholder’s notice to the Secretary shall set forth:
               (i) As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Company’s books and records); and (B) the class or series and number of shares of the Company that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Persons, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Company as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Shareholder Information”);
               (ii) As to each Proposing Person, (A) any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to give such Proposing Person economic risk similar to ownership of shares of any class or series of the Company, including due to the fact that the value of such derivative, swap or other transactions are determined by reference to the price, value or volatility of any shares of any class or series of the Company, or which derivative, swap or other transactions provide, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of the Company (“Synthetic Equity Interests”), which Synthetic Equity Interests shall be disclosed without regard to whether (x) the derivative, swap or other transactions convey any voting rights in such shares to such Proposing Person, (y) the derivative, swap or other transactions are required to be, or are capable of being, settled through delivery of such shares or (z) such Proposing Person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transactions, (B) any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to vote any shares of any class or series of the Company, (C) any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the Company by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to the shares of any class or series of the Company, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the Company (“Short Interests”), (D) any rights to dividends on the shares of any class or series of the Company owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Company, (E) any performance related fees (other than an asset based fee) that such Proposing Person is entitled to based on any increase or decrease in the price or value of shares of any class or series of the Company, or any Synthetic Equity Interests or Short Interests, if any,

(F)(x) if such Proposing Person is not a natural person, the identity of the natural person or persons associated with such Proposing Person responsible for the formulation of and decision to propose the business to be brought before the meeting (such person or persons, the “Responsible Person”), the manner in which such Responsible Person was selected, any fiduciary duties owed by such Responsible Person to the equity holders or other beneficiaries of such Proposing Person, the qualifications and background of such Responsible Person and any material interests or relationships of such Responsible Person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the Company and that reasonably could have influenced the decision of such Proposing Person to propose such business to be brought before the meeting, and (y) if such Proposing Person is a natural person, the qualifications and background of such natural person and any material interests or relationships of such natural person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the Company and that reasonably could have influenced the decision of such Proposing Person to propose such business to be brought before the meeting, (G) any significant equity interests or any Synthetic Equity Interests or Short Interests in any principal competitor of the Company held by such Proposing Persons, (H) any direct or indirect interest of such Proposing Person in any contract with the Company, any affiliate of the Company or any principal competitor of the Company (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (I) any pending or threatened litigation in which such Proposing Person is a party or material participant involving the Company or any of its officers or directors, or any affiliate of the Company, (J) any material transaction occurring during the prior twelve months between such Proposing Person, on the one hand, and the Company, any affiliate of the Company or any principal competitor of the Company, on the other hand, (K) a summary of any material discussions regarding the business proposed to be brought before the meeting (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other record or beneficial holder of the shares of any class or series of the Company (including their names), and (L) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (L) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the shareholder directed to prepare and submit the notice required by these By-Laws on behalf of a beneficial owner; and
               (iii) As to each item of business that the shareholder proposes to bring before the annual meeting, (A) a reasonably brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other person or entity (including their names) in connection with the proposal of such business by such shareholder.

     For purposes of this Section 1.11, the term “Proposing Person” shall mean (i) the shareholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, (iii) any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act for purposes of these By-Laws) of such shareholder or beneficial owner, and (iv) any other person with whom such shareholder or beneficial owner (or any of their respective affiliates or associates) is Acting in Concert (as defined below).
     A person shall be deemed to be “Acting in Concert” with another person for purposes of these By-Laws if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the management, governance or control of the Company in parallel with, such other person where (A) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (B) at least one additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel; provided, that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies or consents from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a proxy or consent solicitation statement filed on Schedule 14A. A person Acting in Concert with another person shall be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other person.
          (d) A shareholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 1.11 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Company not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).
          (e) Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with this Section 1.11. The presiding officer of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 1.11, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

          (f) This Section 1.11 is expressly intended to apply to any business proposed to be brought before an annual meeting of shareholders other than any proposal made pursuant to Rule 14a-8 under the Exchange Act. In addition to the requirements of this Section 1.11 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 1.11 shall be deemed to affect the rights of shareholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
          (g) For purposes of these By-Laws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.
     1.12 Notice of Nominations for Election to the Board of Directors.
          (a) Nominations of any person for election to the Board of Directors at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (i) by or at the direction of the Board of Directors, including by any committee or persons appointed by the Board of Directors, or (ii) by a shareholder who (A) was a shareholder of record (and, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed to be made, only if such beneficial owner was the beneficial owner of shares of the Company) both at the time of giving the notice provided for in this Section 1.12 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 1.12 as to such nomination. The foregoing clause (ii) shall be the exclusive means for a shareholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting or special meeting.
          (b) Without qualification, for a shareholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting, the shareholder must (i) provide Timely Notice (as defined in Section 1.11) thereof in writing and in proper form to the Secretary of the Company and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 1.12. Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting, then for a shareholder to make any nomination of a person or persons for election to the Board of Directors at a special meeting, the shareholder must (i) provide timely notice thereof in writing and in proper form to the Secretary of the Company at the principal executive offices of the Company, and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 1.12. To be timely, a shareholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Company not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the ninetieth (90th) day prior to such special meeting or, if later, the tenth (10th) day following the day on which public disclosure (as defined in Section 1.11) of the date of such special meeting was first made. In no event shall any adjournment of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above.
          (c) To be in proper form for purposes of this Section 1.12, a shareholder’s notice to the Secretary shall set forth:
               (i) As to each Nominating Person (as defined below), the Shareholder Information (as defined in Section 1.11(c)(i), except that for purposes of this Section 1.12 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 1.11(c)(i));
               (ii) As to each Nominating Person, any Disclosable Interests (as defined in Section 1.11(c)(ii), except that for purposes of this Section 1.12 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 1.11(c)(ii) and the disclosure in clause (L) of Section 1.11(c)(ii) shall be made with respect to the election of directors at the meeting);
               (iii) As to each person whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such proposed nominee that would be required to be set forth in a shareholder’s notice pursuant to this Section 1.12 if such proposed nominee were a Nominating Person, (B) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (C) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any Nominating Person, on the one hand, and each proposed nominee, his or her respective affiliates and associates and any other persons with whom such proposed nominee (or any of his or her respective affiliates and associates) is Acting in Concert (as defined in Section 1.11(c)), on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (A) through (C) are referred to as “Nominee Information”), and (D) a completed and signed questionnaire, representation and agreement as provided in Section 1.12(f); and
               (iv) The Company may require any proposed nominee to furnish such other information (A) as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company in accordance with the charter of the Company’s Nominating and Corporate Governance Committee or (B) that could be material to a reasonable shareholder’s understanding of the independence or lack of independence of such proposed nominee.

     For purposes of this Section 1.12, the term “Nominating Person” shall mean (i) the shareholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, (iii) any affiliate or associate of such shareholder or beneficial owner, and (iv) any other person with whom such shareholder or such beneficial owner (or any of their respective affiliates or associates) is Acting in Concert.
          (d) A shareholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 1.12 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Company not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).
          (e) Notwithstanding anything in these By-Laws to the contrary, no person shall be eligible for election as a director of the Company unless nominated in accordance with this Section 1.12. The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with this Section 1.12, and if he or she should so determine, he or she shall so declare such determination to the meeting and the defective nomination shall be disregarded.
          (f) To be eligible to be a nominee for election as a director of the Company, the proposed nominee must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 1.12) to the Secretary at the principal executive offices of the Company a written questionnaire with respect to the background and qualification of such proposed nominee (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in form provided by the Secretary upon written request) that such proposed nominee (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (B) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Company, with such proposed nominee’s fiduciary duties under applicable law, (ii) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Company and (iii) in such proposed nominee’s individual capacity and on behalf of the shareholder (or the beneficial owner, if different) on whose behalf the nomination is made, would be in compliance, if elected as a director of the Company, and will comply with applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company.
          (g) In addition to the requirements of this Section 1.12 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.
ARTICLE II.
BOARD OF DIRECTORS
     2.1 Qualifications and Number.
     Each director shall be at least 21 years of age. A director need not be a shareholder, a citizen of the United States, or a resident of the State of New York. The number of directors constituting the entire Board of Directors shall consist of not less than three (3) nor more than seven (7) directors (except that where all of the shares are owned beneficially and of record by less than three (3) shareholders, the number of directors may be less than three (3) but not less than the number of shareholders), the exact number to be determined from time to time by resolution of the Board of Directors; provided, however, that the number of directors shall be increased beyond the foregoing limit, to the extent required, in the event that (and for so long as the holders of any Preferred Stock of the Company, voting as a separate class or series under any provisions of the Certificate of Incorporation, shall be entitled to elect any directors.
     2.2 Election and Term.
     At each annual meeting of shareholders, the shareholders shall elect directors to hold office until the next annual meeting of shareholders and until a successor shall have been duly elected and qualified, or until his prior death, resignation or removal.
     2.3 Vacancies.
     Any vacancy in the Board of Directors, whether caused by resignation, death, increase in the number of directors, removal, disqualification or otherwise, may be filled by a majority of the directors then in office after the vacancy has occurred, although less than a quorum (except that a vacancy created by the removal of a director by shareholders for cause may be filled by the shareholders at the meeting at which the director is removed or, if not so filled, then by the remaining directors) and provided that any vacancies with respect to directors elected by holders of any Preferred Stock of the Company voting as a separate class or series under any provisions of the Certificate of Incorporation shall be filled as provided in the provisions of the Certificate of Incorporation relating to any such Preferred Stock. Any director elected by the Board of Directors to fill a vacancy shall hold office until the next meeting of shareholders at which the election of directors is in the regular order of business, and until his successor has been elected and qualified.

     2.4 Time of Board of Directors Meetings.
     Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be fixed by the Board of Directors.
     Special meetings of the Board of Directors may be called pursuant to Section 2.6 hereof.
     2.5 Place of Board of Directors meetings.
     Regular and special meetings of the Board of Directors, except as otherwise provided in the Company’s Certificate of Incorporation or in these By-Laws, shall be held at such place within or without the State of New York as shall be fixed by the Board of Directors.
     2.6 Calling of Board of Directors Meetings.
     No call shall be required for any regular meetings of the Board of Directors for which the time and place have been fixed by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or by the Secretary on written request of two (2) directors.
     2.7 Notice of Board of Directors Meetings.
     No notice shall be required for regular meetings of the Board of Directors for which the time and place have been fixed by the Board of Directors. Except as otherwise provided by law, oral, telegraphic, electronic or written notice of any special meeting of the Board of Directors shall be given, sent, transmitted or mailed not less than one (1) day before the special meeting and shall state the date, place and hour of such special meeting. The notice of any meeting need not specify the purpose of the meeting. Any requirement of furnishing notice shall be waived by any director who signs a waiver of notice before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, a lack of notice to him.
     2.8 Quorum and Action.
     A majority of the entire Board of Directors shall constitute a quorum except when a vacancy or vacancies prevent such majority, whereupon a majority of the directors then in office shall constitute a quorum, provided, such majority shall constitute at least one-third of the entire Board of Directors. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Notice need not be given of any adjourned meeting. Except as otherwise provided herein, the act of the Board of Directors shall be the act, at a meeting duly assembled, by vote of a majority of the directors present at the time of the vote, a quorum being present at such time.
     2.9 Chairman of the Meeting.
     The Chairman of the Board or, in his absence or inability to act, the President of the Company or, in his absence or inability to act, another director chosen by a majority of the directors present shall act as chairman of meetings of the Board of Directors and preside at all such meetings. The Secretary of the Company or, in his absence or inability to act, any person appointed by the chairman of the meeting, shall act as secretary of the meeting.
     2.10 Resignation or Removal of Directors.
     Any director may resign at any time and such resignation shall take effect upon receipt thereof by the Chairman of the Board, the President or the Secretary unless otherwise specified in the resignation. No director of the Company shall be removed from office as a director except for cause by the vote of (A) the holders of at least a majority of the outstanding shares of capital stock of the Company entitled to vote at an election of directors (considered for this purpose as one class) or (B) a majority of the entire Board of Directors, provided that this provision shall not apply to any directors elected by holders of any Preferred Stock voting as a separate class or series under any provisions of the Certificate of Incorporation, which directors may be removed only by the vote of the holders of at least a majority of the outstanding shares of such Preferred Stock.
     2.11 Committees.
     By resolution adopted by a majority of the entire Board of Directors, the directors may designate from their number three (3) or more directors, to constitute an Executive Committee and other committees, each of which, to the extent provided in the resolution designating shall have the authority of the Board of Directors with the exception of any authority the delegation of which is prohibited by the New York Business Corporation Law. All committees so appointed shall keep regular minutes of the business transacted at their meeting. Each committee established by the Board of Directors shall serve at the pleasure of the Board of Directors, which may fill vacancies in any such committee.
     In addition to the foregoing, the Board of Directors may, by resolution adopted by a majority of the Board of Directors, create a committee of indeterminate membership and duration and not subject to the limitations as to the membership, quorum and manner of meeting and acting prescribed by these By-Laws, which committee, in the event of a major disaster or catastrophe or national emergency which renders the Board of Directors incapable of action by reason of death, physical incapacity or inability to meet of some or all of its members, shall have, and may exercise all the powers of the Board of Directors in the management of the business and affairs of the Company (including, without limitation, the power to authorize the seal of the Company to be affixed to all papers with may require it and the power to fill vacancies in the Board of Directors). An act of such committee taken within the scope of its authority shall be an act of the Board of Directors.
     2.12 Action in Lieu of Meeting.
     Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto shall be filed with the minutes of the proceedings of the Board of Directors or committee.

     2.13 Telephone Participation.
     One (1) or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or committee by means of a telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.
ARTICLE III.
OFFICERS
     3.1 Election.
     The Board of Directors at its first meeting after the annual meeting of shareholders, or as soon as practicable after the election of directors in each year, shall elect or appoint from their number a Chairman of the Board. The Board of Directors shall elect or appoint a President, a Secretary and a Treasurer, none of whom need be members of the Board of Directors, and may also elect or appoint one (1) or more Vice Presidents and such other officers as they may deem proper setting forth the powers and duties of said officers in the resolution by which they are elected or appointed. Any two (2) or more of the aforesaid offices, except those of President and Vice President, or President and Secretary, may be held by the same person.
     3.2 Term of Office.
     Each officer shall hold office at the pleasure of the Board of Directors. The Board of Directors may remove any officer for cause or without cause. Any officer may resign his office at any time, such resignation to take effect upon receipt of written notice thereof by the Company unless otherwise specified in the resignation. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.
     3.3 The Chairman of the Board.
     The Chairman of the Board, if any, shall, if present, preside at all meetings of the Board of Directors and shall have such other powers and duties as the Board of Directors may from time to time assign to him or her.
     3.4 The President.
          (a) The Chief Executive Officer shall, subject to the direction of the Board of Directors, have general and active control of the affairs and business of the Company and general supervision of its officers, officials, employees and agents. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of shareholders and, if he or she is also a director, meetings of the Board of Directors at which he or she is present.
          (b) The President may be the Chief Executive Officer if so designated by the Board of Directors. If not, the President shall have such powers and perform such duties as are prescribed by the Chief Executive Officer and the Board of Directors, and in

the absence of the Chief Executive Officer, the President shall have the powers and perform the duties of the Chief Executive Officer, except to the extent that the Board of Directors shall have otherwise provided.
     3.5 Vice Presidents.
     Each Vice President shall have such powers and perform such duties as from time to time may be assigned to him by the Board of Directors.
     3.6 The Treasurer.
     The Treasurer shall:
          (a) have charge and custody of, and be responsible for, all the funds and securities of the Company;
          (b) keep full and accurate accounts of receipts. and disbursements in books belonging to the Company;
          (c) cause all moneys and other valuables to be deposited to the credit of the Company in such depositaries as may be designated by the Board of Directors;
          (d) receive, and give receipts for, moneys due and payable to the Company from any source whatsoever;
          (e) disburse the funds of the Company and supervise the investment of its funds as ordered or authorized by the Board of Directors, taking proper vouchers therefor; and
          (f) in general, have all the powers and perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board or the President.
     3.7 The Secretary.
     The Secretary shall:
          (a) keep or cause to be kept, in one or more books provided for the purpose, the minutes of all meetings of the Board of Directors, the committees of the Board of Directors and the shareholders;
          (b) see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law;
          (c) be custodian of the records and the seal of the Company and affix and attest the seal to all stock certificates of the Company (unless the seal of the Company on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Company under its seal;
          (d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and
          (e) in general, have all the powers and perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board or the President.
     3.8 Duties of Officers may be Delegated.
     In the case of the absence of any officer, or for any other reason that the Board of Directors may deem sufficient, the Chairman of the Board, the President or the Board of Directors may delegate for the time being the powers or duties of such officer to any other officer or to any director.
ARTICLE IV.
STOCK CERTIFICATES
     4.1 Issuance of Stock Certificates.
     The capital stock of the Company shall be represented by certificates signed by the Chairman of the Board, the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or any Assistant Treasurer and sealed with the seal of the Company. Such seal may be a facsimile, engraved or printed and where any such certificate is signed by a transfer agent or transfer clerk and by a registrar, the signatures of any officers appearing thereon may be facsimiles, engraved or printed.
     4.2 Lost Stock Certificates.
     The Board of Directors may issue or cause to be issued new or duplicate certificates for lost, stolen or destroyed stock certificates of the Company upon written notification of the facts of such loss, theft or destruction and subject, in the discretion of the Board of Directors, to the deposit of a bond or other indemnity by the shareholder seeking the new certificate in such form and with such sureties and in such sum as the Board of Directors may require.
     4.3 Transfers of Stock.
     Transfers of stock shall be made only on the stock transfer books of the Company, and, except in the case of any such certificate which has been lost, stolen or destroyed, such transfer shall only be made upon surrender to the Company of a certificate for shares for cancellation duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer. Upon the issue of a new certificate to the person entitled thereto, the Company shall cancel the old certificate and record the transaction upon its books.

     4.4 Regulations.
     Except to the extent that the exercise of such power shall be prohibited or circumscribed by these By-Laws, by the Certificate of Incorporation, or other certificate filed pursuant to law, or by statute, the Board of Directors shall have power to make such rules and regulations concerning the issuance, registration, transfer and cancellation of stock certificates as it shall deem appropriate.
ARTICLE V.
SEAL
     The seal of the Company shall be circular in form, shall bear the name of the Company and shall contain in the center the year in which the Company was incorporated and the words “Corporate Seal,” “New York.”
ARTICLE VI.
FISCAL YEAR
     The fiscal year of the Company shall end on such date and shall consist of such accounting periods as may be fixed by the Board of Directors.
ARTICLE VII.
VOTING SECURITIES
     Unless otherwise directed by the Board of Directors, the Chairman of the Board, or, in the case of his absence or inability to act, the President, or, in the case of the President’s absence or inability to act, the Vice Presidents, in order of their seniority, shall have full power and authority on behalf of the Company to attend and to act and to vote, or to execute in the name or on behalf of the Company a proxy authorizing an agent or attorney-in-fact for the Company to attend and vote at any meetings of security holders of corporations in which the Company may hold securities, and at such meetings he or his duly authorized agent or attorney-in-fact shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Company might have possessed and exercised if present. The Board of Directors by resolution from time to time may confer like power upon any other person or persons.
ARTICLE VIII.
BOOKS AND RECORDS
     The Company shall keep correct and complete books and records of account and shall keep minutes of the proceedings of the shareholders, the Board of Directors, and any committee which the directors may appoint, and shall keep at the office of the Company in the State of New York or at the office of the transfer agent or registrar, if any in said State, a record containing the names and addresses of all shareholders, the number of shares held by each, and the dates when they respectively became the owners of record thereof. Any of the foregoing books, minutes, or records may be in written form or in any other form capable of being converted into written form within a reasonable time.

ARTICLE IX.
INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES
     9.1 General.
     The Company shall indemnify any officer or director of the Company made, or threatened to be made, a party to an action or proceeding, whether civil, criminal, administrative or investigative and including an action by or in the right of a Company or by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Company served in any capacity at the request of the Company (any such action or proceeding being hereinafter referred to as an “Action”), by reason of the fact that he, his testator or intestate was a director or officer of the Company, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney’s fees incurred as a result of such Action, or any appeal therein, provided that no indemnification shall be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to such director or officer establishes that (i) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. The Company may indemnify and advance expenses to any other person to whom the Company is permitted to provide indemnification or the advancement of expenses to the fullest extent permitted by applicable law, whether pursuant to rights granted pursuant to, or provided by, the New York Business Corporation Law or other law, or other rights create by an agreement approved by the Board of Directors, or resolution of shareholders or the Board of Directors, and the adoption of any such resolution or the entering into of any such agreement approved by the Board of Directors is hereby authorized.
     9.2 Expense Advances.
     The Company shall, from time to time, advance to any director or officer of the Company expenses (including attorneys’ fees) incurred in defending any Action in advance of the final disposition of such Action; provided that no such advancement shall be made until receipt of any undertaking by or on behalf of such director or officer to repay such amount as and to the extent required by law.
     9.3 Procedure for Indemnification.
     Indemnification and advancement of expenses under this Article IX shall be made promptly and, in any event, no later than thirty (30) days in the case of indemnification and fifteen (15) days in the case of expense advancement following the request of the person entitled to such indemnification or advancement of expenses hereunder, as the case may be. The Board of Directors shall promptly (but, in any event, within such thirty (30) or fifteen (15) day period, as the case may be) take all such actions (including, without limitation, any authorizations and findings required by law) as may be necessary to indemnify, and advance expenses to, each person entitled thereto pursuant to this Article IX. If the Board of Directors is or may be disqualified by law from granting any authorization, making any finding or taking any other action necessary or appropriate for such indemnification or advancement, then the Board of Directors shall use its best efforts to cause appropriate person(s) to promptly so authorize, find or act.
     9.4 Insurance.
     The Company shall be permitted to purchase and maintain insurance for its own indemnification and that of its directors and officers and any other proper persons to the maximum extent permitted by law.
     9.5 Non-Exclusivity.
     Nothing contained in this Article IX shall limit the right to indemnification and advancement of expenses to which any person would be entitled by law in the absence of this Article IX, or shall be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may have or hereafter be entitled under any law, provision of the Certificate of Incorporation, By-Law, agreement approved by the Board of Directors, or resolution of shareholders or directors; and the adoption of any such resolution or entering into of any such agreement approved by the Board of Directors is hereby authorized.
     9.6 Continuity of Rights.
     The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall (i) continue as to a person who has ceased to serve in a capacity which would entitle such person to indemnification or advancement of expenses pursuant to this Article IX with respect to acts or omissions occurring prior to such cessation, (ii) inure to the benefit of the heirs, executors and administrators of a person entitled to the benefits of this Article IX, (iii) apply with respect to acts or omissions occurring prior to the adoption of this Article IX to the fullest extent permitted by law and (iv) survive the full or partial repeal or restrictive amendment hereof with respect to events occurring prior thereto.
     9.7 Enforcement.
     The right to indemnification and advancement of expenses provided by this Article IX shall be enforceable by any person entitled to indemnification or advancement of expenses hereunder in any court of competent jurisdiction. In such an enforcement action, the burden shall be on the Company to prove that the indemnification and advancement of expenses being sought are not appropriate. Neither the failure of the Company to determine whether indemnification or the advancement of expenses is proper in the circumstances nor an actual determination by the Company thereon adverse to the person seeking such indemnification or advancement shall constitute a defense to the action or create a presumption that such person is not so entitled. Without limiting the scope of Section 9.1, (a) a person who has been successful on the merits or otherwise in the defense of an Action shall be entitled to indemnification as authorized in Section 9.1 and (b) the termination of any Action by judgment, settlement, conviction or plea of nolo contendere or its equivalent shall not in itself create a presumption that such person has not met the standard of conduct set forth in Section 9.1. Such person’s reasonable expenses incurred in connection with successfully establishing such person’s right to indemnification or advancement or expenses, in whole or in part, in any such proceeding shall also be indemnified by the Company.
     9.8 Severability.
     If this Article IX or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company nevertheless shall indemnify and advance expenses to each person otherwise entitled thereto to the fullest extent permitted by any applicable portion of this Article IX that shall not have been invalidated.
ARTICLE X.
AMENDMENT
     Except as otherwise provided in the Company’s Certificate of Incorporation, these By-Laws may be amended, altered, changed, added to or repealed by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote at an election of directors (considered for this purpose as one class).
     Except as otherwise provided in the Company’s Certificate of Incorporation, the Board of Directors, at any regular or special meeting, by a majority vote of the whole Board of Directors, may amend, alter, change, add to or repeal these By-Laws.
ARTICLE XI.
NOTICES
     Whenever under the provisions of these By-Laws, notice is required to be given to any director, officer or shareholder, such notice may be delivered personally or by mail, unless otherwise expressly stated in these By-Laws. If mailed, such notice shall be given by depositing the same, with postage pre-paid, in a post office or official depositary under the exclusive care and custody of the United States Postal Service, addressed to such shareholder, officer or director, at such addresses as appears on the books of the Company, and such notice shall be deemed to have been given at the time when the same was thus mailed